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                                                                   EXHIBIT 23.03

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Quintiles Transnational Corp., with respect to the proposed combination of Quintiles Transnational Corp. and Pharmaceutical Marketing Services Inc., of our report dated July 24, 1996, with respect to the audited combined financial statements of the Innovex Companies for the year ended March 31, 1996, which report appears in the Form 8-K of Quintiles Transnational Corp. dated January 27, 1999.

Reading, England
17 February 1999

                                                     /s/ KPMG